Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212-935-3000 212-983-3115 fax www.mintz.com

January 12, 2011

Wave2Wave Communications, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601

Ladies and Gentlemen:

           This opinion is furnished to you in connection with a Registration Statement on Form S-1, Registration No. 333-171199 (the “Registration Statement”), filed by Wave2Wave Communications, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the public offering by the Company of an aggregate of (i) up to 3,300,000 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, $0.0001 par value per share ( “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”), including 495,000 Units subject to an underwriters’ over-allotment option; (ii) all shares of Common Stock issued as part of the Units (“Unit Shares”); (iii) all Warrants issued as part of the Units (“Unit Warrants”); and (iv) all shares of Common Stock issuable upon exercise of the Unit Warrants (“Warrant Shares”, and, collectively, with the Unit Shares, the “Shares”.)

           The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the several underwriters to be named therein for whom Aegis Capital Corp. is acting as representative. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement.

           In connection with this opinion, we have examined the Company’s certificate of incorporation and bylaws, each as amended to date; the form of Underwriting Agreement; the form of Warrant Agreement, the minutes of all pertinent meetings and written consents of the director and stockholders of the Company relating to the Registration Statement, and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and other documents as we deemed relevant for the purposes of rendering the opinions in this letter; and the Registration Statement and the exhibits thereto filed with the Commission.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

           Based on the foregoing, and subject to applicable state securities laws, when (i) the post-effective amendment to the Registration Statement has become effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; (iii) the Warrant Agreement has been duly executed and delivered; (iv) the Units are issued, sold and paid for in the manner described in the Registration Statement and in the Underwriting Agreement (and, as to the Warrant Shares, as provided in the Warrant

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | LONDON | PALO ALTO | SAN DIEGO

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

January 12, 2011

Agreement and the Warrants); (v) for certificated Shares, the Shares have been duly executed by the Company, duly countersigned by an authorized signatory of the registrar for the Shares, and duly delivered to the purchasers thereof; and (vi) the Warrants have been duly executed by the Company, countersigned by the warrant agent pursuant to the Warrant Agreement, and duly delivered to the purchasers thereof, it is our opinion that (A) the issuance and sale of the Units, Unit Warrants and Shares will have been duly authorized; (B) the Units, Unit Warrants and Shares will be validly issued, fully paid and non-assessable; and (C) the Unit Warrants, if and when paid for in accordance with the terms of the Registration Statement and the Underwriting Agreement, will be valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors in general and the general principles of equity.

           Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Units, Unit Warrants or Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

           Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

           We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.